UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2010

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2010, Gilead Sciences, Inc., a Delaware corporation (Gilead), Cougar Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Gilead (Merger Sub), and CGI Pharmaceuticals, Inc., a Delaware corporation (CGI), entered into an Agreement and Plan of Merger (the Merger Agreement).

Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, at the effective time of the Merger (the Effective Time), Merger Sub will merge with and into CGI (the Merger), with CGI as the surviving corporation, at which time CGI will become a wholly-owned subsidiary of Gilead. The aggregate consideration for the transaction is up to $120 million in cash, a portion of which is subject to fulfillment of certain post-closing milestones and a portion of which is subject to an escrow to fund any indemnity claims.

The Merger Agreement includes customary representations, warranties and covenants of CGI, Gilead and Merger Sub. CGI has agreed to operate its business in the ordinary course until the Merger is consummated.

On June 23, 2010, the Merger Agreement was adopted by requisite vote of CGI’s stockholders. Consummation of the Merger is subject to various other closing conditions, including, without limitation: (i) the absence of any legal restraint, injunction, prohibition or other action that would enjoin, restrain or prohibit or make illegal the consummation of the Merger or the commencement by any governmental entity of any action in that regard; (ii) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to customary materiality qualifiers); (iii) the other party’s compliance in all material respects with its obligations under the Merger Agreement; and (iv) the absence of any material adverse effect. The Merger is not subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which will be filed, with any confidential terms redacted, with the Securities and Exchange Commission as an exhibit to Gilead’s Quarterly Report on Form 10-Q for the period ending on June 30, 2010.

On June 25, 2010, Gilead and CGI issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Joint Press Release, issued by Gilead Sciences, Inc. and CGI Pharmaceuticals, Inc. on June 25, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

June 28, 2010	By:	/s/ Robin L. Washington

Name: Robin L. Washington
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release, issued by Gilead Sciences, Inc. and CGI Pharmaceuticals, Inc. on June 25, 2010